EXHIBIT (8)(s)(1)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT (OPPENHEIMER)

AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

BETWEEN OPPENHEIMERFUNDS DISTRIBUTOR, INC. AND

ML LIFE INSURANCE COMPANY OF NEW YORK

THIS AMENDMENT, dated as of the 1st day of March, 2005, by and among the OppenheimerFunds Distributor, Inc., a New York company (the “Underwriter”) and ML Life Insurance Company of New York, a New York life insurance company (the “Company”),

WITNESSETH

WHEREAS, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the “Agreement”), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company, and

WHEREAS, the Underwriter and the Company desire to amend Schedule(s) A and B to the Agreement in accordance with the terms of the Agreement

NOW, THEREFORE, in consideration of the above premises, the Underwriter and the Company hereby agree:

1.	Amendment. Schedules A and B to this Agreement are amended in their entirety and are replaced by the Schedules A and B attached hereto.

2.	Effectiveness The revised Schedules A and B of the Agreement shall be effective as of the date hereof

3.	Continuation Except as set forth above, the Agreement shall remain in full force and effect in accordance with its terms

4.	Counterparts This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original

(Signatures located on following page)

IN WITNESS WHEREOF, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

OPPENHEIMERFUNDS DISTRIBUTORS INC.		ML LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Phil (Illegible)	By	/s/ Edward W. Diffin Jr.
Name:	Phil (Illegible)	Name:	Edward W. Diffin Jr.
Title:	SVP	Title:	VP & Sr. Counsel
Date:	3/3/05	Date:	3/4/05

Schedule A

SEPARATE ACCOUNTS UTILIZING THE FUNDS

ML of New York Variable Annuity Separate Account D

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

Merrill Lynch IRA Annuity

Contract No. MLNY-VA-006

Merrill Lynch Investor ChoiceSM Annuity

Contract No. MLNY-VA-010

As of March 4, 2005

Schedule B

Designated Portfolios and Class

Oppenheimer Global Fund	Class A

Oppenheimer Main Street Funds, Inc. Main Street Fund	Class A

Oppenheimer Main Street Small Cap Fund	Class A

Oppenheimer Quest for Value Funds – Opportunity Fund	Class A

Oppenheimer Capital Appreciation Fund	Class A

As of March 4, 2005